Exhibit 99.1

Friendly Ice Cream Corporation Reports Strong Fourth Quarter and Full-Year 2006
                                    Results

         Positive Comparable Sales and Margin Improvement Drive Earnings
                          per Share of 61 Cents in 2006

    WILBRAHAM, Mass.--(BUSINESS WIRE)--March 7, 2007--Friendly Ice Cream Corporation (AMEX: FRN) today reported financial results for the fourth quarter and year ended December 31, 2006. Financial and performance highlights include:

    -- Net income in the fourth quarter of 2006 was $0.1 million, or $0.02 per share, compared to a net loss of $30.2 million, or $3.82 per share, reported for the fourth quarter of 2005. The net loss in the fourth quarter of 2005 included $22.2 million, or $2.84 per share, in additional non-cash tax valuation allowance. Total revenues were $122.4 million compared to total revenues of $123.5 million for the prior year. Comparable restaurant sales increased 1.8% for company-operated restaurants and 0.5% for franchised restaurants.

    -- For the full-year, net income was $4.9 million in 2006, or $0.61 per share, compared to a net loss of $27.3 million, or $3.49 per share, reported for the prior year. The net loss in fiscal 2005 included $22.2 million, or $2.84 per share, in additional non-cash tax valuation allowance. Total revenues were $531.5 million compared to total revenues of $531.3 million for the prior year. Comparable restaurant sales for 2006 increased 1.4% for company-operated restaurants and decreased 0.9% for franchised restaurants.

    -- Adjusted EBITDA was $10.2 million in the fourth quarter of 2006, an increase of $7.4 million, as compared to adjusted EBITDA of $2.8 million in the fourth quarter of 2005. For the year, adjusted EBITDA was $47.1 million as compared to adjusted EBITDA of $39.4 million reported for fiscal 2005. An explanation of the use of non-GAAP financial measures is explained in the note below and in the supplemental disclosure attached to this press release.

    -- Two new franchise restaurants were opened during the fourth quarter of 2006.

    -- In the fourth quarter of 2006, two existing franchisees exercised their purchase options on seven restaurants, resulting in a gain on franchise sales of restaurant operations and properties of $1.6 million.

    -- Eight company-operated restaurants were remodeled during the fourth quarter.

    George Condos, President and CEO, said, "We are pleased with our results and the positive momentum established this quarter. Since my appointment as President and CEO in January 2007, I have had a first-hand opportunity to review and observe many improvements and initiatives being undertaken by the Company. I believe there are opportunities to improve our performance, increase our bottom line and build long-term shareholder value. We will continue to leverage the value of the Friendly's brand by improving the quality of our menu and overall guest experience and by creating a more contemporary environment within our restaurants."

    Fourth Quarter Results

    Restaurant revenues were $90.6 million in the fourth quarter of 2006, a decrease of $1.0 million, as compared to restaurant revenues of $91.6 million for the prior year fourth quarter. Comparable restaurant sales increased 1.8%, or $1.2 million. Increases in comparable sales occurred in all dayparts, with the largest growth occurring during the dinner and afternoon snack periods. These increases were offset by a $2.4 million decline in restaurant revenue from 11 company-operated restaurants that were acquired by franchisees over the past 15 months.

    Adjusted restaurant EBITDA was $7.9 million, or 8.7% of restaurant revenues, in the fourth quarter of 2006 compared to $5.5 million, or 6.0% of restaurant revenues, in the prior year. Cost of sales, as a percentage of restaurant revenues, improved by 0.7% as compared to the prior year due to increased menu prices and product re-formulations, as overall commodity prices were slightly unfavorable. Labor and benefits, as a percentage of restaurant revenues, decreased by 0.6% as a result of menu price increases, improved labor productivity levels and a reduction in health insurance costs. These reduced expenses offset higher crew level wages, increased general manager bonus expense and higher non-cash pension costs. Operating expenses of $23.3 million were $1.6 million lower than in the prior year fourth quarter mainly due to favorable maintenance, utility and advertising costs.

    In the fourth quarter of 2006, Foodservice revenues of $28.2 million were unchanged from the fourth quarter of 2005. Franchise restaurant product revenues increased by $1.0 million due to a higher average number of operating franchise restaurants during the quarter and from the increase in franchise comparable sales of 0.5%. Sales to retail supermarket customers decreased by $1.0 million primarily due to a reduction in retail supermarket case volume of 14.6% which was partially offset by favorable trade spending and sales allowances. Adjusted Foodservice EBITDA increased by $1.8 million from the prior year to $2.7 million due to lower cream prices and distribution costs, mainly as a result of product handling and warehousing efficiencies.

    In December 2006, Central Florida Restaurants LLC, the Company's franchisee in the Orlando, FL market, defaulted under its leases and franchise agreements and surrendered 11 restaurants to the Company and closed one restaurant. The Company is operating the 11 restaurants while undertaking a workout with Central Florida, its lender and other creditors.

    Franchise revenues of $3.6 million in the fourth quarter of 2006 were unchanged from the fourth quarter of 2005. Comparable franchise sales increased by 0.5%. Franchise royalties were flat versus the prior year as increased royalties from the opening of four new franchised restaurants and the 11 restaurants acquired by franchisees over the past 15 months were offset by the closing of five under-performing restaurants and the 11 Orlando, FL restaurants acquired from Central Florida. Franchise fees and other franchise income were also unchanged versus the prior year mainly due to the forfeitures and penalties related to the eleven restaurants acquired from franchisees. Adjusted franchise EBITDA was $2.0 million as compared to $2.4 million in the prior year.

    Corporate expenses of $4.8 million in the fourth quarter of 2006 were favorable by $0.9 million as compared to the fourth quarter of 2005 primarily due to decreases in legal fees, salaries and other professional services. These reduced expenses were partially offset by increased bonus expense.

    References to Non-GAAP Financial Measures

    This press release includes references to the non-GAAP financial measure "adjusted EBITDA." The Company defines "adjusted EBITDA" for a given period as net income(loss) before (i) (provision for) benefit from income taxes, (ii) interest expense, net, (iii) depreciation and amortization, (iv) write-downs of property and equipment, (v) net periodic pension cost and (vi) other non-cash items. The Company has included information concerning adjusted EBITDA for the Company and each of its business segments in this release because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from continuing operations before provision for income taxes or other traditional indications of a company's operating performance.

    Investor Conference Call

    An investor conference call to review 2006 fourth quarter results will be held on Wednesday, March 7, 2007 at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by George Condos, President and CEO. To listen to the call, go to the Investor Relations section of the Company's website located at friendlys.com, or go to streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

    About Friendly's

    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in 514 company and franchised restaurants throughout the Northeast. The Company also manufactures ice cream, which is distributed through more than 4,000 supermarkets and other retail locations. With a 71-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the anticipated impact, benefits and results from the Company's objectives and key initiatives. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to continue to develop and implement its franchising program, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, unforeseen costs and expenses associated with litigation and other similar matters, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.



                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Consolidated Statements of Operations
----------------------------------------------------------------------
            (In thousands, except per share and unit data)
                             (unaudited)

                                  Quarter Ended        Year Ended
                               ------------------- -------------------
                               Dec 31,    Jan 1,   Dec 31,    Jan 1,
                                  2006      2006      2006      2006
                               --------- ------------------- ---------

Restaurant Revenues            $ 90,612  $ 91,643  $395,999  $400,821
Foodservice Revenues             28,174    28,232   120,055   116,072
Franchise Revenues                3,580     3,575    15,401    14,454
                               --------- --------- --------- ---------
REVENUES                        122,366   123,450   531,455   531,347

COSTS AND EXPENSES:
  Cost of sales                  47,283    50,321   200,828   205,332
  Labor and benefits             32,221    33,153   141,148   143,973
  Operating expenses             24,680    26,398   104,030   105,809
  General and administrative
   expenses                      10,364    10,507    43,284    38,746
  Write-downs of property and
   equipment                        197     2,189       719     2,478
  Depreciation and
   amortization                   5,757     5,997    22,913    23,435
Gain on franchise sales of
 restaurant operations and
 properties                      (1,836)     (137)   (3,927)   (2,658)
(Gain) loss on disposals of
 other property and equipment,
 net                               (108)      507       901     1,030
                               --------- --------- --------- ---------

OPERATING INCOME (LOSS)           3,808    (5,485)   21,559    13,202

Interest expense, net             4,863     5,213    20,491    20,924
Other income                         (5)     (130)     (334)     (130)
                               --------- --------- --------- ---------

(LOSS) INCOME FROM CONTINUING
 OPERATIONS BEFORE BENEFIT
 FROM (PROVISION FOR) INCOME
 TAXES                           (1,050)  (10,568)    1,402    (7,592)

Benefit from (provision for)
 income taxes                       983   (19,477)       83   (20,002)
                               --------- --------- --------- ---------

(LOSS) INCOME FROM CONTINUING
 OPERATIONS                         (67)  (30,045)    1,485   (27,594)

Income (loss) from
 discontinued operations, net
 of income tax effect               203      (152)    3,461       335
                               --------- --------- --------- ---------

NET INCOME (LOSS)              $    136  $(30,197) $  4,946  $(27,259)
                               ========= ========= ========= =========

BASIC NET (LOSS) INCOME PER
 SHARE:
  (Loss) income from
   continuing operations       $  (0.01) $  (3.80) $   0.19  $  (3.53)
  Income (loss) from
   discontinued operations         0.03     (0.02)     0.44      0.04
                               --------- --------- --------- ---------
  Net income (loss)            $   0.02  $  (3.82) $   0.63  $  (3.49)
                               ========= ========= ========= =========

DILUTED NET (LOSS) INCOME PER
 SHARE:
  (Loss) income from
   continuing operations       $  (0.01) $  (3.80) $   0.18  $  (3.53)
  Income (loss) from
   discontinued operations         0.03     (0.02)     0.43      0.04
                               --------- --------- --------- ---------
  Net income (loss)            $   0.02  $  (3.82) $   0.61  $  (3.49)
                               ========= ========= ========= =========

WEIGHTED AVERAGE SHARES:
  Basic                           8,019     7,899     7,939     7,802
                               ========= ========= ========= =========
  Diluted                         8,160     7,899     8,084     7,802
                               ========= ========= ========= =========

NUMBER OF COMPANY UNITS:
Beginning of period                 307       330       314       347
Openings                              -         1         2         2
Restaurants Acquired by
 Franchisees                          -        (5)       (6)      (15)
Restaurants acquired from
 Franchisees                         11         -        11         -
Closings                             (2)      (12)       (5)      (20)
                               --------- --------- --------- ---------
End of period                       316       314       316       314
                               ========= ========= ========= =========

NUMBER OF FRANCHISED UNITS:
Beginning of period                 217       205       213       195
Restaurants Acquired by
 Franchisees                          -         5         6        15
Restaurants acquired from
 Franchisees                        (11)        -       (11)        -
Openings                              2         4         4         6
Closings                             (3)       (1)       (7)       (3)
                               --------- --------- --------- ---------
End of period                       205       213       205       213
                               ========= ========= ========= =========




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Consolidated Statements of Operations
----------------------------------------------------------------------
                     Percentage of Total Revenues
----------------------------------------------------------------------
                             (unaudited)

                                        Quarter Ended    Year Ended
                                       --------------- ---------------
                                       Dec 31, Jan 1,  Dec 31, Jan 1,
                                         2006    2006    2006    2006
                                       ------- ------- ------- -------

Restaurant Revenues                     74.1 %  74.2 %  74.5 %  75.4 %
Foodservice Revenues                    23.0 %  22.9 %  22.6 %  21.9 %
Franchise Revenues                       2.9 %   2.9 %   2.9 %   2.7 %
                                       ------- ------- ------- -------
REVENUES                               100.0 % 100.0 % 100.0 % 100.0 %

COSTS AND EXPENSES:
  Cost of sales                         38.6 %  40.8 %  37.8 %  38.6 %
  Labor and benefits                    26.3 %  26.8 %  26.5 %  27.1 %
  Operating expenses                    20.2 %  21.4 %  19.6 %  19.9 %
  General and administrative expenses 8.5 % 8.5 % 8.1 % 7.3 % Write-downs of property and
   equipment                             0.2 %   1.8 %   0.1 %   0.5 %
  Depreciation and amortization          4.7 %   4.8 %   4.3 %   4.4 %
Gain on franchise sales of restaurant
 operations and properties              (1.5)%  (0.1)%  (0.7)%  (0.5)%
(Gain) loss on disposals of other
 property and equipment, net            (0.1)%   0.4 %   0.2 %   0.2 %
                                       ------- ------- ------- -------

OPERATING INCOME (LOSS)                  3.1 %  (4.4)%   4.1 %   2.5 %

Interest expense, net                    4.0 %   4.3 %   3.9 %   3.9 %
Other income                                -   (0.1)%  (0.1)%      -
                                       ------- ------- ------- -------

(LOSS) INCOME FROM CONTINUING
 OPERATIONS BEFORE BENEFIT FROM
 (PROVISION FOR) INCOME TAXES           (0.9)%  (8.6)%   0.3 %  (1.4)%

Benefit from (provision for) income
 taxes                                   0.8 % (15.7)%      -   (3.8)%
                                       ------- ------- ------- -------

(LOSS) INCOME FROM CONTINUING
 OPERATIONS                             (0.1)% (24.3)%   0.3 %  (5.2)%

Income (loss) from discontinued
 operations, net of income tax effect    0.2 %  (0.1)%   0.6 %   0.1 %
                                       ------- ------- ------- -------

NET INCOME (LOSS)                        0.1 % (24.4)%   0.9 %  (5.1)%
                                       ======= ======= ======= =======




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                            (In thousands)
                             (unaudited)

                                              December 31, January 1,
                                                  2006        2006
                                              ------------ -----------



                                Assets
----------------------------------------------------------------------

Current Assets:
  Cash and cash equivalents                   $    25,077  $   14,597
  Other current assets                             33,034      35,058
                                              ------------ -----------
Total Current Assets                               58,111      49,655

Property and Equipment, net                       137,425     143,514

Intangibles and Other Assets, net                  24,631      25,073
                                              ------------ -----------

                                              $   220,167  $  218,242
                                              ============ ===========


                Liabilities and Stockholders' Deficit
----------------------------------------------------------------------

Current Liabilities:
  Current maturities of debt, capital lease
   and finance obligations                    $     3,104  $    2,845
  Other current liabilities                        65,587      63,444
                                              ------------ -----------
Total Current Liabilities                          68,691      66,289

Capital Lease and Finance Obligations               4,682       6,173

Long-Term Debt                                    222,650     224,894

Other Long-Term Liabilities                        51,040      62,724

Stockholders' Deficit                            (126,896)   (141,838)
                                              ------------ -----------

                                              $   220,167  $  218,242
                                              ============ ===========




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Selected Segment Reporting Information
----------------------------------------------------------------------
                            (in thousands)
----------------------------------------------------------------------

                               For the Three
                                 Months Ended     For the Year Ended
                             ------------------- ---------------------
                             December  January   December
                                31,        1,        31,    January 1,
                               2006      2006       2006       2006
                             --------- --------- ---------- ----------
Revenues before elimination
 of intersegment revenues:
  Restaurant                 $ 90,612  $ 91,643  $ 395,999  $ 400,821
  Foodservice                  54,656    56,139    235,782    238,099
  Franchise                     3,580     3,575     15,401     14,454
                             --------- --------- ---------- ----------
    Total                    $148,848  $151,357  $ 647,182  $ 653,374
                             ========= ========= ========== ==========

Intersegment revenues:
  Foodservice                $(26,482) $(27,907) $(115,727) $(122,027)
                             ========= ========= ========== ==========

Revenues:
  Restaurant                 $ 90,612  $ 91,643  $ 395,999  $ 400,821
  Foodservice                  28,174    28,232    120,055    116,072
  Franchise                     3,580     3,575     15,401     14,454
                             --------- --------- ---------- ----------
    Total                    $122,366  $123,450  $ 531,455  $ 531,347
                             ========= ========= ========== ==========

EBITDA (1):
  Restaurant (2)             $  7,870  $  5,468  $  37,427  $  35,277
  Foodservice (2)               2,653       838     16,182     11,563
  Franchise (2)                 2,047     2,426     10,314     10,274
  Corporate (2)                (4,793)   (5,652)   (21,471)   (19,609)
  Gain (loss) on property
   and equipment, net           1,990      (379)     3,073      1,610
  Net periodic pension
   expense included in
   reporting segments             389        71      1,555        286
                             --------- --------- ---------- ----------
    Total                    $ 10,156  $  2,772  $  47,080  $  39,401
                             ========= ========= ========== ==========

Interest expense, net        $  4,863  $  5,213  $  20,491  $  20,924
                             ========= ========= ========== ==========

Other income, principally
 debt retirement costs       $      -  $   (130) $       -  $    (130)
                             ========= ========= ========== ==========

Depreciation and
 amortization:
  Restaurant                 $  4,119  $  4,326  $  16,221  $  16,845
  Foodservice                     721       789      2,882      3,216
  Franchise                       105        55        325        172
  Corporate                       812       827      3,485      3,202
                             --------- --------- ---------- ----------
    Total                    $  5,757  $  5,997  $  22,913  $  23,435
                             ========= ========= ========== ==========

Other non-cash expense:
  Write-downs of property
   and equipment             $    197  $  2,189  $     719  $   2,478
  Net periodic pension
   expense                        389        71      1,555        286
                             --------- --------- ---------- ----------
    Total                    $    586  $  2,260  $   2,274  $   2,764
                             ========= ========= ========== ==========

Income (loss) before income
 taxes (2):
  Restaurant                 $  3,751  $  1,142  $  21,206  $  18,432
  Foodservice                   1,932        49     13,300      8,347
  Franchise                     1,942     2,371      9,989     10,102
  Corporate                   (10,468)  (11,692)   (45,447)   (43,735)
                             --------- --------- ---------- ----------
                               (2,843)   (8,130)      (952)    (6,854)
  Gain (loss) on property
   and equipment, net           1,793    (2,568)     2,354       (868)
  Other income, principally
   debt retirement costs            -       130          -        130
                             --------- --------- ---------- ----------
    Total                    $ (1,050) $(10,568) $   1,402  $  (7,592)
                             ========= ========= ========== ==========



(1) Adjusted EBITDA represents net income (loss) before (i) (provision for) benefit from income taxes, (ii) interest expense, net, (iii) depreciation and amortization, (iv) write-downs of property and equipment, (v) net periodic pension cost and (vi) other non-cash items. The Company has included information concerning EBITDA in this schedule because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings
 (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.

    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-731-4124
             or
             Media Contact:
             Maura Tobias, 413-731-4238